Exhibit 10.22

CONFIDENTIAL TREATMENT REQUESTED

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (the “Agreement”) is entered into effective as of May 1, 2007, by and between BRONCUS Technologies Inc. (“BRONCUS”), a Corporation with its principal executive offices at 1400 North Shoreline Blvd., Suite A8, Mountain View, California and Escalon Vascular Access Inc., (“ESCALON”), with its principal executive offices at 2440 S. 179th St., New Berlin, WI, 53146.

RECITALS

A.	ESCALON is engaged in the research, development and marketing of vascular access device products.

B.	BRONCUS is engaged in the research and development of devices, systems and methods for the treatment of pulmonary conditions, including pulmonary access systems, treatment systems, mapping systems, drug delivery systems, and implants; and

C.	ESCALON and BRONCUS desire to establish a mutually beneficial business relationship in accordance with the terms and conditions set forth in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definition of Product/Products

The terms “Product” and “Products” as used herein refers to specific vascular access products manufactured and/or sold by ESCALON (hereinafter referred to as ESCALON or SUPPLIER) as set forth in Appendix A, which BRONCUS (hereinafter referred to as BRONCUS or PURCHASER) desires to purchase for evaluations and clinical use. A “Product”, as included in this AGREEMENT includes (a) any modifications and enhancements of the existing Product and (b) any new products developed and released by SUPPLIER that relate to or are improvements to PRODUCTS included in Appendix A.

2.	FDA Regulatory & Quality Requirements

2.1 BRONCUS shall maintain adequate records of Product sold to enable a Product recall to be promptly implemented if required. ESCALON shall inform BRONCUS of its Product identification procedures, including use and placement of Product control numbers, in order to enable BRONCUS to sufficiently identify and track Products.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

2.2 BRONCUS shall provide prompt communications to ESCALON of any verified customer complaint relating to ESCALON Product quality and shall maintain a complaint file as required by FDA Good Manufacturing Practices. BRONCUS shall provide ESCALON with copies of all Product service reports related to a Product that potentially places the public health at risk, as defined by applicable FDA regulations. ESCALON shall assist BRONCUS to investigate in a timely manner all complaints it receives regarding the Products. ESCALON will provide acknowledgement of receipt of complaints to BRONCUS within one (1) week and then will provide an action item or action plan within three (3) weeks.

2.3 BRONCUS will review and approve the Specification for the Products as described in Section 5.2 below. ESCALON will manufacture in accordance of the approved specification provided by BRONCUS and will not alter Products without prior written approval by BRONCUS.

2.4 ESCALON must successfully meet the criteria of an approved BRONCUS supplier.

2.5 ESCALON shall notify BRONCUS promptly in writing of any non-conformances that may affect Product safety, effectiveness or quality.

3.	Pricing, Terms and Conditions of Manufacture and Sale

3.1 On the terms and subject to the conditions set forth in this Agreement, BRONCUS shall purchase from ESCALON the Products set forth in Appendix A at such quantities of the Products as BRONCUS may, pursuant to the provisions of Section 5, order from time to time at its discretion . Starting January 1, 2008, BRONCUS will provide a 1 year rolling forecast.

3.2 For each delivery, of Product to BRONCUS pursuant to this Agreement, BRONCUS shall pay ESCALON in accordance with the terms set forth on Appendix A for each Product listed, as amended by mutual, written agreement from time to time. Tax will be added to such pricing, if any is applicable. ESCALON may increase the prices set forth in Appendix A upon thirty (30) days prior written notice provided that prices for the orders described in Section 5.1 and 5.2 are fixed and cannot be changed.

3.3 BRONCUS also may desire to purchase specific engineering and other services from ESCALON based upon its requirements. Services rendered to BRONCUS by ESCALON, as well as reasonable costs and expenses associated with the provision of such services shall be invoiced to BRONCUS in accordance with the terms included in Section 6 of this AGREEMENT. Any costs and/or expenses over $2,000 must be pre-approved in writing by BRONCUS.

4.	Term of Agreement

4.1 This Agreement shall have an initial term of three (3) years from the effective date of this Agreement. This Agreement shall automatically be extended for one additional term of three (3) years unless terminated in writing by either party in accordance with Subsection 4.2 below.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

4.2 ESCALON may terminate this Agreement, either in its entirety or as to any Product, for any reason, upon one hundred eighty (180) days prior written notice to BRONCUS. BRONCUS may terminate this Agreement, either in its entirety or as to any Product, for any reason upon one hundred eighty (180) day prior written notice to ESCALON. This Agreement may be terminated upon mutual written agreement between the parties at any time.

4.3 If BRONCUS terminates this Agreement pursuant to Section 4.2, and if BRONCUS thereafter commercially markets a device for the Airway Bypass emphysema procedure that contains a product that is substantially equivalent to a Product in form, fit and function, BRONCUS shall pay ESCALON a termination fee equal to Escalon sales of Products to BRONCUS during the previous 12 month period or equal to the greatest 3 months within the term added together, divided by three, and multiplied by twelve, whichever is greater, not including Products purchased pursuant to Section 5.1 and 5.2.

5.	Orders and Delivery Schedules

5.1 BRONCUS shall order and ESCALON will use its best efforts to deliver up to 100 Doppler Probes (“Doppler”) at a price of $**** per Doppler from May 1, 2007 to May 18, 2007. These Dopplers will have a **** diameter cable with a length of at least ****.

5.2 BRONCUS will in good faith try to complete a product specification for Product, complete testing of Dopplers and issue a purchase order to Escalon by May 18, 2007 for an “Initial Order” of 750 Dopplers and 75 units of the Doppler Monitor (“Monitor”). ESCALON will in good faith ship the ordered Products to BRONCUS by June 30, 2007. The prices for these Products are listed in Appendix A.

5.3 After the Initial Order, and subject to section 3.1, BRONCUS may order additional products by submitting a non-cancelable purchase order to ESCALON for its Product requirements at least ninety (90) days prior to the delivery schedule date required by the purchase order. Adjustments to quantity of an ordered Product of plus or minus twenty-five percent (25%) and/or a schedule delay of up to thirty (30) days are permitted up to thirty (30) days before a scheduled delivery date.

5.4 Subject to the foregoing and Section 11, ESCALON agrees to ship each order on or before the shipment date specified in the purchase order to the best of its ability.

5.5 ESCALON will use commercially reasonable efforts to sell to BRONCUS such quantities of the Products as BRONCUS orders in accordance with this Agreement. In the event that ESCALON is unable to supply BRONCUS with a Product pursuant to Subsection 3 for any reason, including force majeure, ESCALON shall immediately notify BRONCUS of its inability to supply. In such event, the parties agree to cooperate to achieve a satisfactory delivery schedule for the ordered Products. If ESCALON, however, doesn’t deliver the ordered products within 90 days of the scheduled delivery date, BRONCUS may terminate this agreement.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

5.6 Subject to the terms of this Agreement, ESCALON agrees to use “best efforts” to supply Products ordered by BRONCUS from time to time pursuant to Subsection 3 in accordance with the terms of any submitted BRONCUS purchase order for said Product. In the event that there is any inconsistency between the terms of this Agreement and the terms of any BRONCUS purchase order or Escalon invoice, this Agreement will be controlling.

6.	Invoicing and Payment

6.1 Invoicing for Product shall occur on the date of shipment and/or services rendered to BRONCUS by ESCALON.

6.2 Payment to ESCALON for Products sold and delivered and/or services rendered to BRONCUS hereunder shall be made by BRONCUS in the terms of net 30 days, so as to be received by ESCALON not later than forty-five (45) days after the date of invoice receipt. If payment is not received by ESCALON within the forty-five day period, ESCALON shall have the right to suspend future shipments or the provision of any additional services hereunder until payment in full is received by ESCALON, unless an amount is deemed in dispute. Interest shall accrue on amounts remaining unpaid past sixty (60) days from the date of invoice at an annual rate of the greater of six percent (6%) or prime plus 1%.

7.	Quality of Products, Warranty and Repair

7.1 All Products shipped to BRONCUS shall be of good quality and shall conform to the Specification for Products provided by BRONCUS, which will be attached to this Agreement in Appendix B and deemed a part hereof. Upon receipt of Product, BRONCUS shall use good faith efforts to inspect and test the shipment within ten (10) days of receipt. Any Product that does not meet the Specifications and requirements noted herein will be issued a return authorization number by ESCALON and returned to ESCALON and ESCALON will provide replacement Product within a mutually agreed upon time period after the return shipment is received by ESCALON. ESCALON shall supply BRONCUS with a copy of the ESCALON Certificate of Conformance for each Product, by lot number, which shall indicate that said Product conforms to the specifications in Appendix B. ESCALON will be responsible for and will pay all shipping and insurance costs incurred by BRONCUS in connection with shipping such non-conforming Products to ESCALON. If Product meets the Specification issued and approved by BRONCUS, ESCALON has no liability and BRONCUS will defend and indemnify ESCALON from any claims.

7.2 ESCALON hereby warrants that all Products will comply with the Specifications provided by BRONCUS.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

8.	Default

Should either party to this Agreement materially violate the terms of this Agreement, and such violation continues for a period of thirty (30) days after written notice from the other party, the violating party shall be deemed to be in default hereunder.

9.	Intellectual and Tangible Property

9.1 ESCALON will, as a result of its relationship with BRONCUS; provide BRONCUS with information which ESCALON considers to be its proprietary trade secrets. BRONCUS will take all necessary steps to safeguard ESCALON property, either intellectual or tangible, from appropriation by any competitor or potential competitor of ESCALON.

9.2 BRONCUS may, as a result of its relationship with ESCALON, provide ESCALON with information which BRONCUS considers to be its proprietary trade secrets. ESCALON will take all necessary steps to safeguard the property of BRONCUS, either intellectual or tangible, from appropriation by any competitor or potential competitor of BRONCUS.

9.3 The obligations in Section 9.1 and 9.2 will not apply to the extent that any Confidential Information: (a) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving party; (b) was rightfully in the receiving party’s possession at the time of disclosure, without an obligation of confidentiality; (c) is independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (d) is rightfully obtained by the receiving party from a third party without restriction on use or disclosure.

9.4 During the term of this Agreement and for 2 years after expiration or termination of this Agreement, ESCALON agrees that it shall not on its own behalf or on behalf of any third party, engage either directly or indirectly in any activity that competes with BRONCUS in the pulmonary market. For the purposes of this paragraph, any activity relating to research, development, marketing, and/or distribution of devices, systems and methods for the treatment or diagnosis of pulmonary conditions, including pulmonary access systems, treatment systems, mapping systems, drug delivery systems, and implants, competes with BRONCUS.

9.5 During the term of this Agreement, and for 2 years after expiration or termination of this Agreement, BRONCUS agrees that it shall not on its own behalf or on behalf of any third party, engage either directly or indirectly in any activity that competes with ESCALON in the vascular access market. For the purposes of this paragraph, any activity relating to research, development, marketing, and/or distribution of devices, systems and methods for vascular access that competes with ESCALON.

10.	Product Liability, Claims, and Suits

10.1 ESCALON hereby represents to BRONCUS that it has product liability insurance in force, and ESCALON agrees to maintain such insurance for the duration of this

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Agreement and any extensions thereof. ESCALON represents to BRONCUS that the limits of its insurance coverage for any such products liability claim is no less that one million dollars ($1,000,000.00). ESCALON also hereby represents to BRONCUS that ESCALON has general liability insurance in force which ESCALON believes to be adequate to cover any claims which may arise with respect to its warranty and product engineering services, and ESCALON agrees to maintain such insurance for the duration of this Agreement and any extensions thereof.

10.2 BRONCUS hereby represents to ESCALON that it has product liability insurance in force, and BRONCUS agrees to maintain such insurance for the duration of this Agreement and any extensions thereof BRONCUS represents to ESCALON that the limits of its insurance coverage for any such products liability claim is no less that one million dollars ($1,000,000.00). BRONCUS also hereby represents to ESCALON that BRONCUS has general liability insurance in force which BRONCUS believes to be adequate to cover any claims which may arise with respect to its warranty and product engineering services, and BRONCUS agrees to maintain such insurance for the duration of this Agreement and any extensions thereof.

11.	Force Majeure

Neither party shall be responsible or liable to the other hereunder for any circumstances beyond the reasonable control of the parties, or for failure to perform due to, arising out of, or caused by the requisition by any government authority, or any other governmental order, wars, strikes, lockouts, riots, epidemic, disease, act of God, civil commotion, fire, earthquake, storm or failure of public utilities or common carriers.

12.	Assignability

This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, either party may assign this Agreement to any entity that acquires substantially all of its stock, assets or business without the consent of the other party. This Agreement shall be binding on the assigns and successors of either party.

13.	Applicable Law

This Agreement shall be construed, and the respective rights and duties of the parties hereto are to be determined, according to the laws of the State of Delaware, without regard to its principles and policies regarding conflicts or choice of laws.

14.	Notice

Any notice expressly provided for under this Agreement shall be in writing, shall be delivered manually by overnight delivery or certified mail, and shall be deemed sufficiently given on the date such notice is received by the party to be notified at its address first set forth above, or upon mailing date if sent by overnight delivery or mailed by certified mail, postage prepaid, addressed to such party at such address, or upon confirmation of receipt if by email. Notices shall be sent to the attention of:

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Escalon Vascular Access Inc.
565 East Swedesford Road
Wayne, PA 19087

Attention: President
Fax: 1-610-688-3641

Escalon Vascular Access Inc.
2440 S. 179th St.
New Berlin, WI

Attention: VP - Engineering
Fax: 1-262-821-9927

Copy to:
General Counsel
Escalon Medical Corp.
565 E. Swedesford Rd. Suite 200
Wayne, PA 19087

Attention: General Counsel
Fax: 610-688-3641

BRONCUS Technologies Inc.
1400 North Shoreline Blvd.
Suite A8
Mountain View, California 94043

Attention: Cary Cole, President
Fax: 1-650-428-1542

Either party may, by notice to the other, change the address for receiving such notices.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

15.	Modification

This Agreement may be modified by mutual consent of the parties hereto. This consent must be confirmed in writing, signed and dated by both parties.

16.	Legal Construction

If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such provision had never been contained herein.

17.	Complete Agreement

This Agreement contains the entire agreement of the parties with respect to the subject matter referenced, and may not be amended or modified except in writing signed by both parties specifically stating it is an amendment to this contract.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first written above.

ESCALON VASCULAR ACCESS		BRONCUS TECHNOLOGIES, INC.

By:	/s/ Michael J. O’Donnell	By:	/s/ Cary Cole
	President, Escalon Vascular Access		CEO and President

Print Name:	Michael O’Donnell	Print Name:	Cary Cole

Dated:	4/19/07	Dated:	4/23/07

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SUPPLY AGREEMENT APPENDIX A

Product Number	Description	Price
NRE-0100	Non-Recurring Engineering Charge	Fee for Service/ Invoice provided monthly based on time & material

700-799	Final Doppler Probe	$**** per unit

73000	Doppler Monitor	$**** per unit

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SUPPLY AGREEMENT APPENDIX B

Broncus Technologies	DCN: 1682
S0118-04 Rev A	Effective: 03/27/07
Materials Specification Template

Document #: 11444
Rev: 02
Broncus Technologies Inc.
Doppler Transducer
0.010” Diameter

REVISION HISTORY

Rev	DCN	Date	Description Of Change	Initiator
02			Draft

DESCRIPTION:

Doppler Transducer, ****

Manufactured by Escalon Vascular Access

GENERAL REQUIREMENTS/ SPECIFICATIONS:

•	Packaging Requirements;

¡	Packaged to prevent damage during shipping and maintain cleanliness—sealed pouch at minimum

•	Size specifications

¡	As shown on page 3

•	Connector and wiring Specification

¡	****—further spec TBD (need trade name and wiring configuration to Cable)

¡	Cable strain relief to connector junction must withstand ****

¡	Cable to transducer junction must withstand ****,

•	Doppler Performance

¡	Insertion Loss specification—TBD, measured by TBD

¡	Impedance specification—TBD, measured by TBD

¡	Center Frequency ****

¡	Bandwidth ****
•	System requirements in combination with **** (Testing documentation proving compliance to the following for device type)

¡	SYSTEM PERFORMANCE TEST to be developed—TBD

¡	Acoustic output requirement—FDA Track 3 Device

•	Documentation to support that ****

¡	Documentation to support IEC 60601-1:2005 Compliance

¡	Documentation to support IEC 60601-1-1:2000 Compliance

CONFIDENTIAL

All information contained in this document is confidential and is the sole property of Broncus Technologies. Any reproduction in partner whole without the written permission of Broncus Technologies is prohibited.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Broncus Technologies	DCN: 1682
S0118-04 Rev A	Effective: 03/27/07
Materials Specification Template

¡	Documentation to support IEC 60601-2-37:2001 Compliance

¡	Documentation to support IEC 60601-1-2:2001 Compliance

•	Material Requirements

¡	Must be E-Beam sterilization compatible materials

¡	Device materials (minus connector) must be known **** materials

INSPECTION REQUIREMENTS

Identification: Escalon P/N TBD

Certifications Required:

1.	Certification to this specification. Standards referenced above must be listed individually on certificate.

Inspection:

•	A	For First Article Inspection
¡	Verify Certification of Compliance is present and complete
¡	Verify Insertion Loss and System Performance on sample size per Broncus S0036
•	B	Continuing Inspections
¡	Verify Insertion Loss and System Performance on sample size per Broncus 50036

Cleaning Requirements:

CONFIDENTIAL

All information contained in this document is confidential and is the sole property of Bronchus Technologies. Any reproduction in partner whole without the written permission of Broncus Technologies is prohibited.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Broncus Technologies	DCN: 1682
S0118-04 Rev A	Effective: 03/27/07
Materials Specification Template

Document #: 11525
Broncus Technologies Inc.	Rev: 00

Doppler Monitor

REVISION HISTORY

Rev	DCN	Date	Description Of Change	Initiator
00			Draft

DESCRIPTION:

Doppler Monitor, ****

Manufactured by Escalon Vascular Access

GENERAL REQUIREMENTS/ SPECIFICATIONS

¡	****

INSPECTION REQUIREMENTS

Identification: Escalon Model # 72000

Certifications Required:

****

Inspection:

¡	****

Cleaning Requirements:

CONFIDENTIAL

All information contained in this document is confidential and is the sole property of Bronchus Technologies. Any reproduction in partner whole without the written permission of Broncus Technologies is prohibited.

****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.